EXHIBIT 5.1



                                January 17, 1997





nVIEW Corporation
860 Omni Boulevard
Newport News, VA  23606

Dear Sirs:

         In connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of (i) 100,000 shares of Common Stock, no par value, of nVIEW Corporation (the "Company"), which may be issued pursuant to the terms of the Company's 1996 NonEmployee Director Stock Option Plan (the "Director Plan"), and (ii) 120,000 shares of Common Stock, no par value, which may be issued pursuant to the terms of the Company's 1996 Employee Stock Option Plan ("Employee Plan") (the Director Plan and Employee Plan collectively the "Plans") we hereby advise you that in our opinion that upon issuance pursuant to the terms of the Plans, the shares of Common Stock which may be issued pursuant thereto will be validly issued, fully paid and nonassesable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,



                                                     Kaufman & Canoles, P.C.